EXHIBIT 99.1

COLUMBIA LABORATORIES, INC	NEWS

Contact:
	James A. Meer Senior Vice President, CFO & Treasurer (973) 486-8860	Melody A. Carey Rx Communications Group, LLC (917) 322-2571

FOR IMMEDIATE RELEASE

COLUMBIA LABORATORIES CLOSES $40 MILLION PRIVATE
PLACEMENT OF CONVERTIBLE SUBORDINATED NOTES
AND COMPLETES ACQUISITION OF U.S. MARKETING RIGHTS
TO CRINONE® PROGESTERONE GEL

LIVINGSTON, NJ—December 26, 2006—Columbia Laboratories, Inc. (NASDAQ: CBRX) (the “Company”) has raised approximately $40 million in gross proceeds to the Company through an offering of convertible subordinated notes (the “Notes”) and warrants (the “Warrants”) in a private placement to a group of existing institutional investors. The Company previously announced that it had entered into definitive agreements with investors providing for the sale of the Notes and Warrants.

The Company used the proceeds of this offering to acquire from Serono on December 22, 2006, the marketing rights to CRINONE® (progesterone gel) for the U.S. market only and to purchase Serono’s current inventory of that product and to pay other costs related to the transaction. The balance of the proceeds from the offering will be used for general corporate purposes.

Robert S. Mills, president and chief executive officer of Columbia, said, “We are extremely pleased to have acquired the U.S. marketing rights to CRINONE. We can now expand our infertility business into the Reproductive Endocrinology market with limited additional cost to Columbia. In addition to revenues from CRINONE, we will gain access to key opinion leaders among these specialists who can help us expand our share of the OB/GYN market. This is an important step in Columbia’s plan to become a major player in women’s reproductive healthcare.”

“The CRINONE acquisition also eliminates the 30% royalty we paid Serono on sales of PROCHIEVE® progesterone gel, and brings our gross margin for that product within the typical margin range for specialty pharmaceutical products. This becomes particularly meaningful as we move toward announcing efficacy and preliminary safety data from the PROCHIEVE preterm study in mid-February 2007 and, if the data are positive, toward a potential label indication for PROCHIEVE 8% for the prevention of recurrent preterm birth.”

354 Eisenhower Parkway Plaza I, Second Floor Livingston, NJ 07039 TEL: (973) 994-3999 FAX: (973) 994-3001

Columbia Laboratories Closes $40 Million Private Placement of Convertible Subordinated Notes and Completes Acquisition of U.S. Marketing Rights to CRINONE® Progesterone Gel
December 26, 2006

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes, Warrants, or any other securities, nor shall there be any sale of any securities of the Company in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The Notes and the Warrants sold in the private placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Notes and the Warrants were offered and sold to a limited number of accredited investors in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the investors and certain representations made by them to the Company. The Company has agreed to file a resale registration statement on Form S-3 within 30 days after the closing of the transaction for purposes of registering the shares of common stock underlying the Notes and Warrants acquired by these investors. The Company will be required to pay certain cash penalties if the resale registration statement does not become effective within 120 days following the closing.

About CRINONE and PROCHIEVE Progesterone Vaginal Gels
CRINONE® and PROCHIEVE® are two brands of Columbia’s bioadhesive progesterone gel product that utilize the Company’s proprietary Bioadhesive Delivery System (BDS) to deliver natural progesterone vaginally in a convenient and patient-friendly, pre-filled, tampon-like applicator. By using a non-immunogenic (hypo-allergenic) bioadhesive polymer designed to adhere to the vaginal tissue, CRINONE and PROCHIEVE promote controlled and sustained absorption of progesterone and minimize leakage, a side effect commonly seen with vaginal suppositories. As a result, these products do not restrict normal activities.

CRINONE 8% and PROCHIEVE 8% contain 90 mg of natural progesterone. Both are FDA approved for progesterone supplementation or replacement as part of an Assisted Reproductive Technology (ART) treatment for infertile women with progesterone deficiency and for the treatment of secondary amenorrhea, and are safe for use during pregnancy.

The most common side effects of CRINONE 8% and PROCHIEVE 8% include breast enlargement, constipation, somnolence, nausea, headache, and perineal pain. CRINONE 8% and PROCHIEVE 8% are contraindicated in patients with active thrombophlebitis or thromboembolic disorders, or a history of hormone-associated thrombophlebitis or thromboembolic disorders, missed abortion, undiagnosed vaginal bleeding, liver dysfunction or disease, and known or suspected malignancy of the breast or genital organs.

For more information, please visit www.prochieve8.com.

About Columbia Laboratories
Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of reproductive healthcare and endocrinology products that use its novel bioadhesive drug delivery technology. Columbia markets CRINONE® 8% (progesterone gel) and PROCHIEVE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and PROCHIEVE 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. The Company recently completed the treatment phase of its 669-patient pivotal Phase III study to evaluate the possible utility of PROCHIEVE 8% (progesterone gel) for the prevention of recurrent preterm birth. The Company expects to announce efficacy and preliminary safety results from this randomized, double-blind, placebo-controlled clinical trial in mid-February 2007. The Company’s additional research and development programs include a vaginally-administered lidocaine product to prevent and treat dysmenorrhea. For more information, please visit www.columbialabs.com.

Columbia Laboratories Closes $40 Million Private Placement of Convertible Subordinated Notes and Completes Acquisition of U.S. Marketing Rights to CRINONE® Progesterone Gel
December 26, 2006

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about Columbia Laboratories, Inc.’s expectations regarding the Company’s clinical research programs, the timing and potential results of the Company’s PROCHIEVE® (progesterone gel) preterm clinical research program, potential filings with the FDA, strategic direction, prospects and future results, which statements are indicated by the words "will," "plan," "expect" and similar expressions. Such forward-looking statements are subject to certain risks and uncertainties; actual results may differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: the timely and successful completion of clinical studies, including the PROCHIEVE® 8% study for the prevention of recurrent preterm birth and the clinical studies for our vaginally-administered lidocaine product candidate; success in obtaining acceptance and approval of new indications for current products by the FDA and international regulatory agencies, including acceptance and approval of an indication for the prevention of preterm birth for PROCHIEVE® 8% from the FDA; the successful marketing of CRINONE® 8%, PROCHIEVE® 8%, PROCHIEVE® 4% (progesterone gel), and STRIANT® (testosterone buccal tablet) in the U.S.; the timely and successful development of new products; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

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